UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012 (November 21, 2012)

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
American Realty Capital Healthcare Trust, Inc. ("ARC HCT") previously filed a Current Report on Form 8-K on November 28, 2012 (the “Original Form 8-K”) reporting its acquisition of the fee simple interests in four senior housing communities located in Palm Coast, Florida and Georgia (Douglasville, Stockbridge and Sugar Hill). On December 4, 2012, ARC HCT completed the acquisition of a fee simple interest in one additional senior living housing community located in Newnan, Georgia. We purchased the property in Newnan, Georgia from Newnan SLP, LLC for a contract purchase price of $20.6 million. Newnan SLP, LLC does not have a material relationship with ARC HCT and the acquisition was not an affiliated transaction.
This Current Report on Form 8-K is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission ("Regulation S-X"). Note that the Original Form 8-K contained a typographical error in Item 9.01 indicating that the financial statements for the referenced properties are required pursuant to Rule 3-14 of Regulation S-X, rather than Rule 3-05 of Regulation S-X. As such, this Current Report on Form 8-K provides (i) the financial information related to our acquisition of the fee simple interests in five senior housing communities located in Palm Coast, Florida and Georgia (Douglasville, Newnan, Stockbridge and Sugar Hill) (the “Benton House Senior Living Communities Portfolio”) as required by Item 9.01 and (ii) certain additional information with respect to such acquisitions.
Item 2.01. Completion of Acquisition or Disposition of Assets
The properties were acquired using a structure created under the Real Estate Investment Trust ("REIT") Investment Diversification and Empowerment Act, pursuant to which ARC HCT will receive operating income generated from the operations of the Benton House Senior Living Communities Portfolio. An affiliate of the sellers will manage the properties and will receive a market rate management fee pursuant to a management contract.
The properties are considered related if they are under common control or management, or the acquisitions are dependent on each other or a single common event or condition. Therefore, based on the common management and control, the Benton House Senior Living Communities Portfolio is considered a single business acquisition for purposes of calculating the significance under Rule 3-05 of Regulation S-X.
 In evaluating the facilities within the Benton House Senior Living Communities Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors including: location; primary demographic trends within the target markets; credit quality of the residents; strong occupancy; expenses; utility rates; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 We believe that the properties within the Benton House Senior Living Communities Portfolio are well located, have acceptable roadway access and are well maintained. The properties within the Benton House Senior Living Communities Portfolio are subject to competition from similar properties within its respective market area, and the economic performance of facilities in the Benton House Senior Living Communities Portfolio could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Benton House Senior Living Communities Portfolio, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Page
(a) Financial Statements of Businesses Acquired
The Benton House Senior Living Communities Portfolio Financial Statements:
Report of Independent Certified Public Accounting Firm	4
Combined Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011 and 2010 (audited)	5
Combined Statements of Operations for the nine months ended September 30, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010 (audited)	6
Combined Statements of Members' Deficit for the years ended December 31, 2010 and 2011 (audited) and the nine months ended September 30, 2012 (unaudited)	7
Combined Statements of Cash Flows for the nine months ended September 30, 2012 and 2011 (unaudited) and the years ended December 31, 2011 and 2010 (audited)	8
Combined Notes to Financial Statements	9

(b) Unaudited Pro Forma Consolidated Information
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2012	14
Notes to Unaudited Pro Forma Consolidated Balance Sheet	15
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2011 and the nine months ended September 30, 2012	16
Notes to Unaudited Pro Forma Consolidated Statements of Operations	18
Signatures	19

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.
We have audited the accompanying combined balance sheets of the Benton House Senior Living Communities Portfolio (the "Company") as defined in Note 1, as of December 31, 2011 and 2010 and the related combined statements of operations, members' deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Benton House Senior Living Communities Portfolio as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
February 7, 2013

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

COMBINED BALANCE SHEETS
(In thousands)

	September 30, 2012	December 31, 2011	December 31, 2010
ASSETS	(unaudited)
Real estate assets:
Land	$4,887	$4,887	$4,887
Building and improvements	36,230	36,090	36,169
Furniture, fixtures, and equipment	2,203	2,190	2,165
Total real estate assets at cost	43,320	43,167	43,221
Less: accumulated depreciation and amortization	(5,033)	(4,074)	(2,788)
Total real estate assets, net	38,287	39,093	40,433
Cash and cash equivalents	707	315	482
Residents receivables	158	141	147
Prepaid expenses and other assets	658	621	232
Deferred financing costs, net	301	385	282
Total assets	$40,111	$40,555	$41,576

LIABILITIES AND MEMBERS' DEFICIT
Mortgage notes payable	$38,281	$39,159	$38,474
Notes payable - related parties	6,357	6,429	6,355
Line of credit	100	100	100
Accounts payable and accrued expenses	3,532	2,803	1,665
Total liabilities	48,270	48,491	46,594

Members' deficit	(8,159)	(7,936)	(5,018)
Total liabilities and members' deficit	$40,111	$40,555	$41,576

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
Revenues:
Rental income	$10,375	$8,372	$11,479	$8,744
Other revenues	1,374	1,043	1,459	731
Total revenues	11,749	9,415	12,938	9,475

Expenses:
Property operating and maintenance	7,655	6,677	8,988	8,108
General and administrative	241	421	567	453
Depreciation and amortization	1,048	1,025	1,379	1,184
Total expenses	8,944	8,123	10,934	9,745
Income (loss) from operations	2,805	1,292	2,004	(270)

Interest expense	(2,006)	(1,736)	(2,732)	(2,545)

Net income (loss)	$799	$(444)	$(728)	$(2,815)

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

COMBINED STATEMENTS OF MEMBERS' DEFICIT
(In thousands)

Balance, January 1, 2010	$(2,313)
Contributions from members	110
Net loss	(2,815)
Balance, December 31, 2010	(5,018)
Distributions to members	(990)
Redemption of member interest	(1,200)
Net loss	(728)
Balance, December 31, 2011	(7,936)
Distributions to members (unaudited)	(1,022)
Net income (unaudited)	799
Balance, September 30, 2012 (unaudited)	$(8,159)

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$799	$(444)	$(728)	$(2,815)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,048	1,025	1,379	1,184
Changes in assets and liabilities
Residents receivable	(17)	6	6	(104)
Prepaid expenses and other assets	(37)	(561)	(389)	(78)
Accounts payable and accrued expenses	729	949	1,137	(476)
Net cash provided by (used in) operating activities	2,522	975	1,405	(2,289)
Cash flows from investing activities:
Capital expenditures	(153)	—	(5)	(3,557)
Proceeds from sale of real estate assets	—	60	60	—
Net cash (used in) provided by investing activities	(153)	60	55	(3,557)
Cash flows from financing activities:
Proceeds from notes payable - related parties	697	1,218	1,309	1,335
Payments on notes payable - related parties	(769)	(1,235)	(1,235)	—
Proceeds from mortgage notes payable	—	8,600	8,600	14,141
Payments on mortgage notes payable	(878)	(7,670)	(7,915)	(9,836)
Proceeds from line of credit	—	—	—	100
Payments of deferred financing costs	(5)	(167)	(196)	(156)
Contributions from members	—	—	—	110
Redemption of member	—	(1,200)	(1,200)	—
Distributions to members	(1,022)	(649)	(990)	—
Net cash (used in) provided by financing activities	(1,977)	(1,103)	(1,627)	5,694
Net increase (decrease) in cash and cash equivalents	392	(68)	(167)	(152)
Cash and cash equivalents, beginning	315	482	482	634
Cash and cash equivalents, end	$707	$414	$315	$482

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$1,397	$1,573	$2,194	$2,000

The accompanying notes are an integral part of these combined financial statements.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2012 and 2011 are unaudited)

1.    Organization and Description of Business
The accompanying combined financial statements include the operations of Stockbridge Senior Living Partners, LLC, Douglasville SLP, LLC, Newnan SLP, LLC, Sugar Hill SLP, LLC and Palm Coast SLP, LLC, located in Palm Coast, Florida and Georgia ("The Benton House Senior Living Communities Portfolio” or the "Company") as of and for the years ended December 31, 2011 and 2010 (audited) and the nine months ended September 30, 2012 and 2011 (unaudited). The Benton House Senior Living Communities Portfolio contains 317,802 rentable square feet and includes 369 units dedicated to assisted living patients, independent living patients and patients requiring memory care services. The facilities within The Benton House Senior Living Communities Portfolio vary by level of care, services offered, and housing size and configuration. The properties included in the accompanying combined financial statements were purchased by American Realty Capital Healthcare Trust, Inc. ("ARC HCT") for a purchase price, excluding acquisition costs, of $85.8 million, in aggregate, in November and December 2012 (see Note 7 - Subsequent Events).
As of the dates of the accompanying combined financial statements the owner and operator of The Benton House Senior Living Communities Portfolio was the Principal Senior Living Group LLC, ("PSLG") a Georgia limited liability company that was formed to be a regional operator of the Benton House senior housing communities including The Benton House Senior Living Communities Portfolio.
2.    Summary of Significant Accounting Policies
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Combination
The accompanying combined financial statements include the accounts of The Benton House Senior Living Communities Portfolio. All material intercompany amounts and transactions have been eliminated in combination.
Use of Estimates
The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying combined financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the combined financial position, results of operations and cash flows for the interim periods. Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ended December 31, 2012.
Cash and Cash Equivalents
The Company considers all short term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents. As of September 30, 2012, December 31, 2011, and 2010, the Company does not have cash balances with banks in excess of the Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in its cash balances and believes it is not exposed to any significant risk.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the nine months ended September 30, 2012 and 2011 or the years ended December 31, 2011 and 2010.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2012 and 2011 are unaudited)

Real Estate Investments
Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest incurred during construction periods is capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for building improvements and five to ten years for and fixtures and equipment.
Residents Receivable
Residents receivables consist primarily of amounts due from residents for rent and services provided. The Company records bad debt using the write-off method which approximates the allowance method. The Company did not record any bad debt expense for the nine months ended September 30, 2012 and 2011 or the years ended December 31, 2011 and 2010.
Deferred Financing Costs, Net
Costs incurred in connecting with debt financing are recorded as deferred financing costs. Deferred financings costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.
The Company recorded $0.1 million of amortization expense for the nine months ended September 30, 2012 and 2011 and for the years ended December 31, 2011 and 2010.
Rental Income
Rental income is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.
Other Revenues
Other revenues includes ancillary services that are recorded in the period in which the services are performed.
Advertising costs
The Company expenses advertising costs as they are incurred. Advertising expenses for the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and 2010, were $0.1 million, $0.2 million, $0.2 million and $0.3 million, respectively.
Income Taxes
No provision is made in the accompanying combined financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual members. The Company's federal, state and local income tax returns for the years ended December 31, 2011, 2010 and 2009 remain open for examination.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2012 and 2011 are unaudited)

3. Related Party Transactions
The Company has entered into agreements with PSLG, Principal Senior Living Partners LLC, ("PSLP") and PSLG Management LLC ("PSLGM"), both related parties, for operations and facilities management services, respectively. The Company recorded $0.2 million and $0.3 million as of September 30, 2012 and December 31, 2011, respectively of due to related parties that do not eliminate in combination. These amounts are included as a component of accounts payable and accrued expenses in the combined balance sheets.
Related Party Notes Payable
In connection with the acquisition and construction of The Benton House Senior Living Communities Portfolio, the Company entered into the following note agreements with members of PSLG.  The fair value of these notes approximated the carrying value as of the dates presented below. The Company’s notes payable to related parties as of September 30, 2012, December 31, 2011 and 2010 consist of the following:

	Outstanding Notes Payable
Entity	September 30, 2012	December 31, 2011	December 31, 2010	Fixed Interest Rate
	(In thousands)	(In thousands)	(In thousands)
Palm Coast SLP, LLC	$2,485	$2,485	$2,485	10.0%
Sugar Hill SLP, LLC	1,437	1,509	200	10.0%
Douglasville SLP, LLC	1,300	1,300	1,300	8.0%
Newnan SLP, LLC	—	—	1,235	8.0%
Stockbridge Senior Living Partners, LLC	1,135	1,135	1,135	10.0%
	$6,357	$6,429	$6,355
Interest expense related to notes payable to related parties was $0.4 million, $0.2 million, $0.6 million and $0.5 million during the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and 2010, respectively. Accrued interest of $1.7 million, $1.2 million and $0.8 million were payable to related parties as of September 30, 2012, December 31, 2011 and 2010, respectively, and is included as a component of accounts payable and accrued expenses.
Upon the sale of the Benton House Senior Living Communities Portfolio to ARC HCT all related party notes were paid in full (See Note 6 - Subsequent Events).
Related Party Property Management Fees
The Benton House Senior Living Communities Portfolio received property management services from PSLGM. Property management fees expense incurred from related parties was $0.8 million, $0.6 million, $0.8 million and $0.5 million during the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and 2010, respectively.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2012 and 2011 are unaudited)

4.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of September 30, 2012, December 31, 2011 and 2010 consist of the following:

	Outstanding Mortgage Notes Payable
Encumbered Property	September 30, 2012	December 31, 2011	December 31, 2010	Interest Rate	Payment	Maturity
	(In thousands)	(In thousands)	(In thousands)
Palm Coast SLP, LLC	$8,521	$8,709	$8,949	Prime (1) plus 1.0%	Principal and Interest	July 2033
Sugar Hill SLP, LLC	5,696	5,906	6,121	7.0%	7.0% Interest until November 2011, Principal and Interest thereafter	May 2014
Douglasville, SLP, LLC	6,438	6,654	6,870	7.0%	Interest only until July 2011, Principal and Interest thereafter	July 2014
Newnan SLP, LLC	8,450	8,573	—	LIBOR(2) plus 3.1%	Principal and Interest	Dec. 2015
Newnan SLP, LLC	—	—	7,050	Prime (1) plus 0.25%	Principal and Interest	Sept. 2011
Stockbridge Senior Living Partnership, LLC	9,176	9,317	9,484	5.96%	Principal and Interest	Oct. 2015
	$38,281	$39,159	$38,474
________________________________
(1) As of September 30, 2012, December 31, 2011 and 2010, the prime rate was 3.25%.
(2) The London Interbank Offered Rate, ("LIBOR"), is the average interest rate estimated by leading banks in London that would be charged if they borrowed from other banks. As of September 30, 2012, December 31, 2011 and 2010, the one-month LIBOR rate was 0.2213%, 0.2836% and 0.2618%, respectively.
Interest expense related to mortgage notes payable was $1.5 million, $1.6 million, $2.1 million and $2.1 million during the nine months ended September 30, 2012 and 2011 and the years ended December 31, 2011 and 2010, respectively.
Upon the sale of The Benton House Senior Living Communities Portfolio to ARC HCT all mortgage notes were paid in full (see Footnote 6 - Subsequent Events).
One of the mortgage notes was subject to certain financial covenants, as defined, including a 1) tangible net worth and 2) debt service coverage ratio. This note was paid off during the year ended December 31, 2011.
5.    Line of Credit
In April 2010, the Company executed a line of credit with a financial institution in the amount of $0.1 million. The line of credit was due in April 2011, with interest payable at a rate of 6.25% per annum. The line was subsequently renewed in 2011 and 2012 and is currently due in April 2013. As of September 30, 2012, December 31, 2011 and 2010, there was $0.1 million outstanding on this line.
6.     Members' Capital
Stockbridge Senior Living Partners, LLC
Pursuant to the Second Amended and Restated Operating Agreement, members were issued Class A Units, Class B Units and Incentive Units. Incentive Units are intended to be a profits interest only. Class A members have voting rights in proportion to their respective ownership. Class B members are entitled to receive a preferred return of 10% on their respective contributions in preference to the Class A and Incentive members. Preferred returns to Class B members approximated $0.6 million, $0.4 million and $0.2 million as of September 30, 2012, December 31, 2011 and 2010, respectively.
Distributions are made first for taxes; second to Class B members, as described above; third to Class A members based on their pro rata ownership of Class A until cumulative distributions to Class A members equals $4.1 million; and fourth to Class A members and Incentive members on a pro rata basis.

THE BENTON HOUSE SENIOR LIVING COMMUNITIES PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2012 and 2011 are unaudited)

Douglasville SLP, LLC, Newnan SLP, LLC, Sugar Hill SLP, LLC, Palm Coast SLP, LLC
Pursuant to the operating agreements, members were issued units representing their ownership interest in the respective properties. The issued and outstanding units represent the members' respective pro rata interest in the properties, which include voting rights. No member has priority over any other member with regards to capital contributions, net profits, net losses or distributions. No member has the right to withdraw without the prior written consent of the other members. During the year ended December 31, 2011, one of the members in Sugar Hill SLP, LLC redeemed their interest for $1.2 million to the remaining members of Sugar Hill SLP, LLC.
Distributions to the members are made first for payment of taxes with any remainder distributed to the members based on their pro rata ownership. Distributions for tax purposes are made between 45 and 90 days after the taxable year and net losses are allocated each year to the members based on their pro rata ownership.
Members' Capital Contributions and Distributions
During the year ended December 31, 2010, members' contributed capital of $0.1 million. During the nine months ended September 30, 2012 and the year ended December 31, 2011, members received distributions from the Company of $1.0 million. Additionally, during the year ended December 31, 2011, there was a redemption to a member approximating $1.2 million.
7. Subsequent Events
ARC HCT completed its acquisition of the Benton House Senior Living Communities Portfolio through its sponsor, American Realty Capital V, LLC, on November 21, 2012 and December 4, 2012, for a purchase price, excluding acquisition costs, of $85.8 million, in aggregate. The Company used the sale proceeds to repay all outstanding notes payable and mortgage notes payable.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2012
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust, Inc. ("ARC HCT”) had acquired the Benton House Senior Living Communities Portfolio as of September 30, 2012. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT's historical financial statements and notes thereto in ARC HCT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT acquired the Benton House Senior Living Communities Portfolio as of September 30, 2012, nor does it purport to present the future financial position of ARC HCT.

(In thousands)	Consolidated American Realty Capital Healthcare Trust, Inc. (1)	The Benton House Senior Living Communities Portfolio (2)		Pro Forma American Realty Capital Healthcare Trust, Inc.
Assets
Real estate investments, at cost:
Land	$30,221	$6,383		$36,604
Buildings, fixtures and improvements	372,002	75,573		447,575
Acquired intangible lease assets	58,425	3,839		62,264
Total real estate investments, at cost	460,648	85,795		546,443
Less accumulated depreciation and amortization	(13,993)	—		(13,993)
Total real estate investments, net	446,655	85,795		532,450
Cash	28,831	—		28,831
Restricted cash	100	—		100
Prepaid expenses and other assets	5,945	—		5,945
Deferred costs, net	4,984	—		4,984
Total assets	$486,515	$85,795		$572,310
Liabilities and Equity
Mortgage notes payable	$200,106	$—		$200,106
Mortgage premium, net	3,085			3,085
Notes payable	2,500	—		2,500
Below market lease liabilities	1,279	—		1,279
Derivative, at fair value	690	—		690
Accounts payable and accrued expenses	4,137	—		4,137
Deferred rent and other liabilities	735	—		735
Distributions payable	1,790	—		1,790
Total liabilities	214,322	—		214,322
Common stock	339	86	(2)	425
Additional paid-in capital	289,988	85,709	(2)	375,697
Accumulated other comprehensive loss	(690)	—		(690)
Accumulated deficit	(21,569)	—		(21,569)
Total stockholders' equity	268,068	85,795		353,863
Non-controlling interests	4,125	—		4,125
Total equity	272,193	85,795		357,988
Total liabilities and equity	$486,515	$85,795		$572,310

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2012:
(1) Reflects ARC HCT's historical unaudited Balance Sheet as of September 30, 2012, as previously filed.
(2) Reflects the acquisition of the Benton House Senior Living Communities Portfolio. The purchase price, excluding related expenses, was $85.8 million, which was funded through funds raised through the sale of common stock.
ARC HCT allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets includes the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2011 and the nine months ended September 30, 2012, are presented as if American Realty Capital Healthcare Trust, Inc. (“ARC HCT") had acquired the Benton House Senior Living Communities Portfolio as of the beginning of each period presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT's historical financial statements and notes thereto included in ARC HCT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT.
  Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2011:

(In thousands)	American Realty Capital Healthcare Trust, Inc. (1)	The Benton House Senior Living Communities Portfolio (2)	Pro Forma Adjustments The Benton House Senior Living Communities Portfolio		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$2,561	$11,479	$—		$14,040
Other revenues	—	1,459	—		1,459
Operating expense reimbursement	753	—	—		753
Total revenues	3,314	12,938	—		16,252
Operating expenses:
Property operating and maintenance	863	8,988	—		9,851
Acquisition and transaction related	3,415	—	—		3,415
General and administrative	429	567	—		996
Depreciation and amortization	1,535	1,379	5,176	(3)	8,090
Total operating expenses	6,242	10,934	5,176		22,352
Operating (loss) income	(2,928)	2,004	(5,176)		(6,100)
Other (expense) income
Interest expense	(1,191)	(2,732)	2,732	(4)	(1,191)
Other income	2	—	—		2
Total other expenses	(1,189)	(2,732)	2,732		(1,189)
Net loss	(4,117)	(728)	(2,444)		(7,289)
Net loss attributable to non-controlling interests	32	—	—		32
Net loss attributable to stockholders	$(4,085)	$(728)	$(2,444)		$(7,257)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2012

Unaudited Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2012:

(In thousands)	American Realty Capital Healthcare Trust, Inc.(1)	The Benton House Senior Living Communities Portfolio (2)	Pro Forma Adjustments The Benton House Senior Living Communities Portfolio		Pro Forma American Realty Capital Healthcare Trust, Inc.
Revenues:
Rental income	$18,449	$10,375	$—		$28,824
Other revenues	—	1,374	—		1,374
Operating expense reimbursement	3,327	—	—		3,327
Total revenues	21,776	11,749	—		33,525
Operating expenses:
Property operating and maintenance	3,495	7,655	—		11,150
Operating fees to affiliate	987	—	—		987
Acquisition and transaction related	5,281	—	—		5,281
General and administrative	690	241	—		931
Depreciation and amortization	12,172	1,048	3,868	(3)	17,088
Total operating expenses	22,625	8,944	3,868		35,437
Operating (loss) income	(849)	2,805	(3,868)		(1,912)
Other income (expenses)
Interest expense	(6,120)	(2,006)	2,006	(4)	(6,120)
Other income	16	—	—		16
Total other expenses	(6,104)	(2,006)	2,006		(6,104)
Net (loss) income	(6,953)	799	(1,862)		(8,016)
Net loss attributable to non-controlling interests	12	—	—		12
Net (loss) income attributable to stockholders	$(6,941)	$799	$(1,862)		$(8,004)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011 and the nine months ended September 30, 2012.
(1) Reflects the ARC HCT's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Benton House Senior Living Communities Portfolio for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for land improvements, 40 years for buildings and five years for fixtures.  Intangible assets is amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)
Represents the adjustment to eliminate interest expense. The acquisition of the Benton House Senior Living Communities Portfolio was funded through proceeds raised from common stock. Mortgage and notes payable outstanding were repaid prior to acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Dated: February 7, 2013	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer